PRICING AGREEMENT

Donaldson, Lufkin & Jenrette
  Securities Corporation,
Lehman Brothers Inc.
The Williams Capital Group, L.P.
   As Representatives of the several
      Underwriters named in Schedule I hereto, 277 Park Avenue
New York, New York 10172.

                                                                  April 12, 2000

Dear Sirs:

         The St. Paul Companies, Inc., a Minnesota corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 12, 2000 (the "Underwriting Agreement"), between the Company on the one hand and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and The Williams Capital Group, L.P. on the other hand, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.

Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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



                                        Very truly yours,

                                        THE ST. PAUL COMPANIES, INC.


                                        By:/s/ Bruce A. Backberg
                                           ------------------------------------
                                            Name:  Bruce A. Backberg
                                            Title: Senior Vice President


Accepted as of the date hereof:



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
LEHMAN BROTHERS INC.
THE WILLIAMS CAPITAL GROUP, L.P.

BY:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


By:/s/ Scott Huntsman
   ----------------------------
     Name:  Scott Huntsman
     Title: Vice President

On behalf of each of the Underwriters




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



                                   SCHEDULE I

                                                                   PRINCIPAL
                                                                   AMOUNT OF
                                                                   DESIGNATED
                                                                   SECURITIES
                                                                   TO BE
                           UNDERWRITER                             PURCHASED
                           -----------                             ---------

Donaldson, Lufkin & Jenrette
      Securities Corporation.......................................$175,000,000
Lehman Brothers Inc.. ............................................. $50,000,000
The Williams Capital Group, L.P.................................... $25,000,000

         Total.....................................................$250,000,000
                                                                   ============







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



                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

      8.125% Senior Notes due 2010

AGGREGATE PRINCIPAL AMOUNT:

      $250,000,000

PRICE TO PUBLIC:

      99.516% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 17, 2000.

PURCHASE PRICE BY UNDERWRITERS:

      98.866% of the principal amount of the Designated Securities, plus accrued interest from April 17, 2000.

FORM OF DESIGNATED SECURITIES:

      Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
      Federal (same day) funds

TIME OF DELIVERY:

      9:30 a.m. (New York City time), April 17, 2000

INDENTURE:

      Indenture dated March 31, 1990, between the Company and The
      Chase Manhattan Bank (National Association), as Trustee

MATURITY:
      April 15, 2010

INTEREST RATE:

      8.125%

INTEREST PAYMENT DATES:

      Semi-annually on April 15 and October 15 commencing on
      October 15, 2000




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



REDEMPTION PROVISIONS:

      (A) The Designated Securities will be subject to redemption at any time at the option of the Company, at a redemption price equal to the greater of
      (i) 100% of the principal amount of the Designated Securities to be redeemed or (ii) a "Make Whole" amount, calculated as described below, plus, in either case, all interest that has accrued to the redemption date on the redeemed Designated Securities; and, for the foregoing purposes, the following terms shall have the meanings set forth below:

         The "Make Whole" amount will equal the sum of the present values of the Remaining Scheduled Payments discounted to such redemption date on a semiannual basis, at a rate equal to the Treasury Rate plus 25 basis points.

         "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest that would be due after the redemption date of a Designated Security if such Designated Security were not redeemed; provided, however, that if the redemption date is not a scheduled interest payment date, the amount of the next succeeding scheduled interest payment on such Designated Security will be reduced by the amount of interest accrued on such Designated Security to such redemption date.

         "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The semiannual equivalent yield to maturity will be computed as of the third Business Day immediately preceding the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by Donaldson, Lufkin & Jenrette Securities Corporation or an affiliate as having a maturity comparable to the remaining term of the Designated Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities.

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         "Comparable Treasury Price" means the average of three Reference
         Treasury Dealer Quotations obtained by the Trustee for such redemption date.

         "Reference Treasury Dealers" means Donaldson, Lufkin & Jenrette Securities Corporation (so long as it continues to be a primary U.S. Government securities dealer) and any other two Primary Treasury Dealers chosen by the Company. If Donaldson, Lufkin & Jenrette Securities Corporation ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally-recognized investment banking firm that is a Primary Treasury Dealer.

         "Reference Treasury Dealer Quotation" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time, on the third business day preceding such redemption date.

         and (B) notice of any redemption will be mailed at least 30 days (but not more than 60 days) prior to the redemption date to each holder of Designated Securities to be redeemed.

SINKING FUND PROVISIONS:
      No sinking fund provisions

DEFEASANCE PROVISIONS:

      Sections 1302 and 1303 of the Indenture shall apply to the Designated Securities.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:
      Offices of Sullivan & Cromwell, 125 Broad Street, New York,
      New York.

ADDITIONAL CLOSING CONDITIONS:
      None.

NAMES AND ADDRESSES OF REPRESENTATIVES:
      Designated Representative:
         Donaldson, Lufkin & Jenrette Securities
           Corporation

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



      Address for Notices, etc.:
         277 Park Avenue
         New York, New York 10172.




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